                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 23, 1999

                        U.S. PLASTIC LUMBER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

         Nevada                       3080                               87-0404343
(State of incorporation)   (Primary Standard Industrial       (I.R.S. Employer /organization)
                            Classification Code Number)              Identification No.)

                             ---------------------

          2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 561-394-3511

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On March 23, 1999, the Registrant acquired Brass Investment Co, a Delaware corporation in a merger transaction. Brass Investment Co. ("Brass") owns two wholly owned subsidiaries, Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc. The merger consideration under the Plan of Merger Agreement was $4,450,000 in cash, 2,000,000 shares of non-registered common stock, par value $.0001, of U.S. Plastic Lumber Corporation, and a grant of warrants to Louis Paolino, Jr., Matthew Paolino, Joseph Paolino and Louis Paolino, Sr. in the amount of 500,000 shares. The Company had previously entered into a Management Contract effective January 7, 1999, at which time the Company took over the day to day operations and financial control of Brass. The Registrant purchased the real property, located in Philadelphia, as part of the aforementioned merger consideration consisting of 8.3 acres, several buildings and the soil remediation plant upon which the business operates.

The amount of consideration was determined by a number of factors, including but not limited to, an appraisal of the business value of Brass utilizing traditional business valuation formulas, an appraisal value of the real estate and other assets being acquired, the vertical integration aspects the Registrant believes will be derived from this merger, the skill and expertise of the management team being acquired, and the goodwill of the customer base being acquired. All negotiations relative to all transactions hereunder were accomplished in an arms length manner.

The shareholders of Brass were Louis D. Paolino, Jr., Matthew Paolino, Joseph Paolino and Louis D. Paolino, Sr. None of the individuals had any relationship with the Registrant prior to this merger, other than as a competitor of the Registrant.

The funding used by the Registrant was derived from cash on hand of the Registrant, cash available from the Registrant's credit line facility with its Bank, Coast Business Credit, and cash from PNC Bank of Delaware as a first purchase money mortgage on the real estate.

(b) The business of Brass is the recycling and processing of petroleum hydrocarbon contaminated soil and sale of materials for beneficial re-use. The Registrant intends to continue to devote the assets for the purposes currently used by Brass.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                                                                                                                   PAGE
                                                                                                                   ----

      U.S Plastic Lumber Corporation and Subsidiaries

         Description of Pro Forma Consolidated Financial Information and Companies Included                         4
         Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998                                     6
         Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998             8
         Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997             9
         Notes to Pro Forma Consolidated Statements of Operations for the years ended December 31, 1998
                 and 1997                                                                                          11

      The Brass Investment Companies (Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc.)

         Report of Independent Public Accountants                                                                  12
         Audited Combined Balance Sheets as of December 31, 1998                                                   13
         Audited Combined Statements of Operations and Retained Earnings for the twelve months ended
                 December 31, 1998                                                                                 14
         Audited Combined Statements of Cash Flows for the twelve months ended December 31, 1998                   15
         Notes to Financial Statements for the twelve months ended December 31, 1998                               16


         Report of Independent Public Accountants                                                                  20
         Audited Combined Balance Sheets as of June 30, 1997                                                       21
         Audited Combined Statements of Income and Retained Earnings for the twelve months ended
                 June 30, 1997                                                                                     22
         Audited Combined Statements of Cash Flows for the twelve months ended June 30, 1997                       23
         Notes to Financial Statements for the 12 months ended June 30, 1997                                       24

         Exhibits. 1. Amendment to Agreement and Plan of Reorganization

                   2. The consolidated financial statements of U.S. Plastic Lumber
                      Corporation and subsidiaries included in Form 10-KSB for the year ended December 31, 1998 are incorporated herein by reference.





                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                               U.S. Plastic Lumber Corporation
                                      (Registrant)

Date:  May    , 1999      By: /s/ Bruce C.Rosetto
     ---------------         ------------------------------------------
                                          Bruce C. Rosetto, Vice President and
                                          General Counsel/Secretary

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

          DESCRIPTION OF PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                  (Unaudited)

The following unaudited pro forma consolidated financial information gives effect to the combination for financial reporting purposes of U.S. Plastic Lumber Corp. and the subsidiary companies owned as of December 31, 1996 (USPLC) with the following companies acquired since December 31, 1996:

         Recycled Plastics Industries, Inc. (RPI), acquired January 27, 1997 Advanced Remediation and Disposal Technologies, Inc. (ARDT), acquired February 24, 1997
         Environmental Specialty Products, Inc. (ESP), acquired March 28, 1997 Integrated Technical Services, Inc. (ITS), acquired March 31, 1997 EnviroPlastics Corporation (EPC), acquired June 30, 1997
         Waste Concepts, Inc. (WCI), acquired November 18, 1997
         Green Horizon Environmental, Inc. (GHE), acquired January 2, 1998 Chesapeake Plastic Lumber, Inc. (CPL), acquired March 1, 1998 Cycle-Masters, Inc. (CMI), acquired May 13, 1998
         Trimax of Long Island, Inc. and Polymerix, Inc. (Trimax), acquired June 30, 1998
         Geocore, Inc. (GCI), acquired June 30, 1998
         S&W Waste, Inc. (S&W), acquired December 30, 1998
         Eaglebrook Plastics, Inc. and Eaglebrook Products, Inc.
         (Eaglebrook or EB), acquired January 28, 1999
         Brass Investment Co. (Brass), acquired March 23, 1999

The pro forma consolidated financial information is based on the historical financial statements of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, CMI, GCI, S&W, Eaglebrook and Brass and on estimates and assumptions set forth below and in the notes to the pro forma consolidated financial information. Insignificant acquisitions and companies with insignificant or no operations (e.g. CTI) are not included in the pro forma information. Trimax is not included because no information was available to USPLC on Trimax's operations before and during the period it was under the protection of the Federal bankruptcy court.

The pro forma consolidated balance sheet as of December 31, 1998 gives effect to the combination of USPLC, Eaglebrook and Brass as if the acquisitions had occurred on December 31, 1998. As of December 31, 1998 the balance sheets of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, CMI, Trimax, GCI, and S&W are included in the USPLC consolidated balance sheet.

The pro forma consolidated statements of operations present pro forma results from operations for the years ended December 31, 1998 and 1997. For purposes of the pro forma consolidated statements of operations, the acquisitions of RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, CMI, GCI, S&W, Eaglebrook and Brass are included as if the acquisitions had occurred on January 1, 1997.

The pro forma consolidated statement of operations for the year ended December 31, 1998 includes: (i) the audited financial information of USPLC for the year ended December 31, 1998 (which includes USPLC and GHE for the full year and, for the following periods ended December 31, 1998: CPL ten months, CMI eight months, Trimax six months and GCI six months; (ii) the unaudited financial information of CPL for the two month period ended February 28,1998; (iii) the unaudited financial information of CMI for the four months ended April 30, 1998; (iv) the unaudited financial information of GCI for the six months ended June 30, 1998;
(v) the unaudited financial information of S&W for the year ended December 31, 1998; and (vi) the audited financial information of Eaglebrook and Brass Investment Companies for the year ended December 31, 1998.

The pro forma consolidated statements of operations for the year ended December 31, 1997 includes: (i) the audited financial information of USPLC for the year ended December 31, 1997 and, for the following periods ended December 31, 1997:
RPI eleven months, ARDT ten months, ESP and ITS nine months, EPC six months and WCI one month; (ii) the unaudited financial information of GHE, CPL, GCI and S&W for the year ended December 31, 1997; (iii) the audited financial information of CMI for the year ended September 30, 1997; (iv) the audited financial information of Eaglebrook for the year ended December 31, 1997; and
(v) the audited financial information of the Brass Investment Companies for year ended June 30, 1997. Prior to fiscal year 1998, the two Brass wholly-owned subsidiaries, Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc., reported consolidated results of operations on fiscal year ended June 30, 1997.

Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial information presented herein is not necessarily indicative of the results the companies would have obtained had the acquisitions occurred on January 1, 1997, as assumed, or of the future results of the companies. The pro forma consolidated financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in this document or incorporated herein by reference.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998


                                                                                                             Proforma
                                                                                        Proforma           Consolidated
                                         USPLC          EB             Brass           Adjustments         Balance Sheet
                                      -----------   ----------       ---------         -----------         -------------
             ASSETS

CURRENT ASSETS
Cash and cash equivalents             $   901,970   $  705,536       $    3,984    d   $  (813,221)        $   798,269
Accounts Receivables (Net)             12,334,903    1,680,827               --                             14,015,730
Inventories                             4,869,006      970,881               --                              5,839,887
Prepaid expenses and other
 assets                                 1,278,402      392,628           43,256                              1,714,286
                                      -----------   ----------       ----------        -----------         -----------
        TOTAL CURRENT ASSETS           19,384,281    3,749,872           47,240           (813,221)         22,368,172

PROPERTY, PLANT AND EQUIPMENT
  (NET)                                17,890,636    4,818,175        4,698,589  p,q,r  28,822,672          56,230,072

OTHER ASSETS
Acquired intangibles, net               9,553,642           --               --   s,t    5,006,306          14,559,948
Other assets                            5,376,403           --               --    e      (300,000)          5,076,403
                                      -----------   ----------       ----------        -----------         -----------
  TOTAL ASSETS                         $52,204,962   $8,568,047      $4,745,829        $32,715,757         $98,234,595
                                      ===========   ==========       ==========        ===========         ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable and capital
 leases, current portion              $ 3,635,300   $2,352,520       $      --                             $ 5,987,820
Accounts payable                        4,229,972    1,403,888              --                               5,633,860
Accrued expenses                        1,564,944    1,027,616          214,901                              2,807,461
Other liabilities                       1,097,762           --           24,125    n   $ 1,262,392           2,384,279
                                      -----------   ----------       ----------        -----------         -----------

        TOTAL CURRENT LIABILITIES      10,527,978    4,784,024          239,026          1,262,392          16,813,420

Notes payable and capital                                                         f,j,k,
 leases, net of current portion        14,669,104    1,517,357               --   m,o    9,298,933          25,485,394
Deferred income taxes                     130,281           --               --                                130,281
Minority Interest                         250,164           --               --                                250,164
Loans from related parties                     --           --               --    h,i   6,000,000           6,000,000
Convertible subordinated
 debentures, net of discount            3,555,556           --               --    g,l   6,500,000          10,055,556
                                      -----------   ----------       ----------        -----------         -----------
        TOTAL LIABILITIES              29,133,083    6,301,381          239,026         23,061,325          58,734,815
                                      -----------   ----------       ----------        -----------         -----------
STOCKHOLDERS' EQUITY
10% Convertible preferred stock,
  par value $.001; authorized
  5,000,000 shares; issued and
  outstanding 382,709 shares
  (aggregate liquidation
  preference of $7,808,877)                   383                                                                  383
Common stock par value $.0001,
  authorized 50,000,000 shares;
  issued and outstanding 18,230,528
  shares and pro forma 21,898,553
  shares                                    1,823           10            2,710   a,u       (2,353)              2,190
Additional paid-in capital             24,669,247      875,857        2,715,057  b,c,v  11,837,074          40,097,235
Retained earnings
  (accumulated deficit)                (1,599,574)   1,390,799        1,789,036  w,x,y  (2,180,289)           (600,028)
                                      -----------   ----------       ----------        -----------         -----------
        TOTAL STOCKHOLDERS' EQUITY     23,071,879    2,266,666        4,506,803          9,654,432          39,499,780
                                      -----------   ----------       ----------        -----------         -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                 $52,204,962   $8,568,047       $4,745,829        $32,715,757         $98,234,595
                                      ===========   ==========       ==========        ===========         ===========


See accompanying notes to unaudited pro forma consolidated financial statements

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
          PROFORMA ADJUSTMENTS TO CONSOLIDATED PROFORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1998


                                                                                                 Increase\(Decrease)
                                                                                                 -------------------
Issuance of 3,668,025 shares of USPLC common stock to Eaglebrook and Brass shareholders
  Common Stock                                                                                a       $       367
  Additional paid-in-capital                                                                  b        14,392,909
                                                                                                    --------------
                                                                                                      $14,393,276
                                                                                                    ==============
Issuance of 500,000 warrants to purchase USPLC common stock to Brass shareholder              c       $ 1,035,079
                                                                                                    ==============
Cash and debt issued to acquire Eaglebrook and Brass:
  Costs of the acquisition                                                                    d       $   813,221
  Downpayment for Eaglebrook included in other assets at December 31, 1998                    e           300,000
  Income taxes to be paid with $500,000 related party loan and revolving credit facility      f           963,494
  Closing payment for Eaglebrook financed by:
    Issuance of convertible debentures                                                        g         2,500,000
    Loan from related party-Stout Partnership                                                 h         5,000,000
    Loan from related party                                                                   i         1,000,000
  Closing payment for Brass financed by:
    Loan from Credit Facility                                                                 j         3,250,000
    Mortgage from PNC Bank                                                                    k         1,200,000
                                                                                                    --------------
    Total cash paid                                                                                   $15,026,715
                                                                                                    ==============
Convertible Secured Debentures issued to Eaglebrook shareholders                              L       $ 4,000,000
                                                                                                    ==============
Note Payable assumed for Brass acquisition                                                    m       $   724,134
                                                                                                    ==============
Liabilities assumed in EB and Brass acquisitions in January, 1999                             n       $ 1,262,392
                                                                                                    ==============
NPV of capital Lease to acquire the EB land and building                                      o       $ 3,161,305
Estimated fair value of EB land and building                                                  p       $16,500,000
                                                                                                    ==============
Estimated fair value of EB equipment above EB net book value at January 31, 1999              q       $ 2,263,996
                                                                                                    ==============
Estimated fair value of Brass property and equipment above Brass net book value at
  January 31, 1999                                                                            r       $10,058,676
                                                                                                    ==============
Adjustment to reflect excess of purchase price of EB over estimated fair value of assets and liabilities acquired effective January 31, 1999 (includes net income of EB for
  January less the dividend paid)                                                             s       $ 4,492,851
                                                                                                    ==============
Adjustment to reflect excess of purchase price of Brass over estimated fair value of
  assets and liabilities acquired effective January 7, 1999                                   t       $   513,455
                                                                                                    ==============
Adjustment to eliminate the stockholders equity of EB and Brass at December 31, 1998:
  Eliminate the capital stock of EB and Brass                                                 u       $    (2,720)
  Eliminate the additional paid-in-capital of EB and Brass                                    v        (3,590,914)
  Eliminate the retained earnings of EB and Brass as of December 31, 1998                     w        (3,179,835)
                                                                                                    --------------
                                                                                                      $(6,773,469)
                                                                                                    ==============
Dividends issued to EB shareholders after December 31, 1998                                   x       $ 1,040,000
                                                                                                    ==============
Income of EB for month of January 1999                                                        y       $   (40,454)
                                                                                                    ==============

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                  USPLC        CPL         CMI          GEO         S&W           EB
                                             ------------------------------------------------------------------------------
 SALES, NET                                    $45,704,940   $ 46,686     $1,267,459  $352,311   $6,908,998    $20,439,262

 COST OF SALES                                  35,019,270     60,371        713,739   165,004    4,331,516     13,857,991
                                             ------------------------------------------------------------------------------

       GROSS PROFIT                             10,685,670    (13,685)       553,720   187,307    2,577,482      6,581,271

 GENERAL, ADMINISTRATIVE AND SELLING             9,248,444     40,925        372,354   159,947    2,130,415      5,559,474
                                             ------------------------------------------------------------------------------
       OPERATING INCOME (LOSS)                   1,437,226    (54,609)       181,366    27,360      447,067      1,021,797

 INTEREST INCOME\OTHER INCOME                      146,389         --            612                 23,946        120,659
 INTEREST EXPENSE                               (1,225,158)    (2,748)            --                (98,497)      (333,286)
 MINORITY INTEREST                                (262,659)        --             --    (1,632)
 PROVISION FOR INCOME (TAXES) CREDITS                   --         --        (64,020)
                                             ------------------------------------------------------------------------------

       NET INCOME (LOSS)                       $    95,798   $(57,357)    $  117,958  $ 25,728   $  372,516    $   809,170
                                                             ==============================================================

 PREFERRED STOCK DIVIDEND EARNED                  (677,078)
                                             --------------

       NET INCOME (LOSS) ATTRIBUTABLE
       TO COMMON STOCKHOLDERS                  $  (581,280)
                                             ==============

 BASIC AND DILUTED LOSS PER SHARE              $     (0.03)
                                             ==============

 WEIGHTED AVERAGE SHARES OUTSTANDING            16,876,651
                                             ==============





                                                        PRO FORMA ADJUSTMENTS
                                                      --------------------------          COMBINED
                                           BRASS           DR                 CR            TOTAL
                                         ----------   -----------         ---------      ------------
 SALES, NET                              $12,175,629                                       $86,895,285

 COST OF SALES                             9,484,587                d,b    $660,344         62,972,134
                                         -----------                                       -----------

       GROSS PROFIT                        2,691,042                                        23,923,152

 GENERAL, ADMINISTRATIVE AND SELLING         651,378  c     196,256                         18,359,193
                                         -----------                                       -----------
       OPERATING INCOME (LOSS)             2,039,054                                         5,563,959

 INTEREST INCOME\OTHER INCOME                 31,418                                           323,024
 INTEREST EXPENSE                                     e   2,406,720                         (4,068,041)
 MINORITY INTEREST                                                                            (262,659)
 PROVISION FOR INCOME (TAXES) CREDITS       (476,811) f     540,831                                 --
                                         -----------     ----------        --------        -----------

       NET INCOME (LOSS)                   1,594,271     $3,143,807        $660,344          1,556,282
                                         ===========     ==========        ========

 PREFERRED STOCK DIVIDEND EARNED                                                              (677,078)
                                                                                           -----------

       NET INCOME (LOSS) ATTRIBUTABLE
       TO COMMON STOCKHOLDERS                                        g                     $   879,204
                                                                                           ===========

 BASIC AND DILUTED LOSS PER SHARE                                                          $       .04
                                                                                           ===========

 WEIGHTED AVERAGE SHARES OUTSTANDING                                 g                      21,073,511
                                                                                           ===========



           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                                                          CONTINUED



                                     USPLC         RPI       ARDT        ESP         ITS           EPC         WCI          GHE
                                --------------------------------------------------------------------------------------------------
 Sales, net                        $24,739,381   $82,868   $ 38,276   $ 147,145   $1,785,026   $2,891,508   $4,791,242   $911,304

 Cost of Sales                      19,779,873    62,604     59,984     137,434    1,483,824    3,125,953    3,903,960    762,615
                                --------------------------------------------------------------------------------------------------

        GROSS PROFIT                 4,959,508    20,264    (21,708)      9,711      301,202     (234,445)     887,282    148,689

 General, administrative
  and selling                        5,280,813    13,032     38,432     131,545      188,586      285,019      953,229     52,391
                                --------------------------------------------------------------------------------------------------

        OPERATING INCOME (LOSS)       (321,305)    7,232    (60,140)   (121,834)     112,616     (519,464)     (65,947)    96,298

 Interest income\Other
  Income (expense)                      50,879       189         --          --           --           --      (16,665)        --
 Interest expense                     (307,635)   (2,055)    (1,911)     (1,693)      (4,638)     (51,639)     (24,823)    (4,182)
 Equity in loss of JV                 (131,897)       --         --          --           --           --           --         --
 Provision for (benefit from)
  income taxes                           4,329        --         --      29,918      (18,738)      97,822           --         --
                                --------------------------------------------------------------------------------------------------

        NET INCOME (LOSS)           $ (705,629)  $ 5,366   $(62,051)  $ (93,609)  $   89,240   $ (473,281)   $(107,435) $  92,116
                                               ===================================================================================

 Preferred stock dividends
  earned                              (409,705)
                                ---------------

        NET INCOME (LOSS)
        ATTRIBUTABLE
        TO COMMON STOCKHOLDERS      (1,115,334)
                                ===============
 BASIC AND DILUTED LOSS
  PER SHARE                      $       (0.08)
                                ===============
 Weighted average shares
  outstanding                       14,053,862
                                ================




           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                            CONTINUED

                                CPL        CMI        GEO        S&W          EB         Brass
                             ---------  ----------  --------  ----------  ----------- ------------
Sales, net                   $ 704,560  $2,610,958  $489,668  $6,601,207  $20,222,795  $12,146,375

Cost of Sales                  848,240   1,570,240   125,313   3,526,012   15,099,767   15,014,147
                             ---------  ----------  --------  ----------  -----------  -----------

     GROSS PROFIT             (143,680)  1,040,718   364,355   3,075,195    5,123,028   (2,867,772)

General, administrative
  and selling                  167,066     728,135   292,868   3,100,970    5,062,782    1,094,125
                             ---------  ----------  --------  ----------  -----------  -----------

     OPERATING INCOME (LOSS)  (310,746)    312,583    71,487     (25,775)      60,246   (3,961,897)

Interest income/Other income
  (expense)                      9,473       3,903                82,881      290,408           --
Interest expense               (23,250)               (3,920)    (41,300)    (348,767)          --
Equity in loss of JV                --          --        --          --           --           --
Provision for (benefit from)
  income taxes                      --    (122,000)       --          --           --   (1,588,721)
                             ---------  ----------  --------  ----------  -----------  -----------

     NET INCOME (LOSS)       $(324,523) $  194,486  $ 67,567  $   16,806  $     1,887  $ 2,373,176
                             =========  ==========  ========  ==========  ===========  ===========



                                    PRO FORMA       ADJUSTMENTS        COMBINED
                                        DR               CR              TOTAL
                                    ---------       -----------        --------
Sales, net                      a $1,041,433                         $77,120,880

Cost of Sales                                 a,b,d   2,464,974       63,034,991
                                                                     -----------

     GROSS PROFIT                                                     14,085,889

General, administrative
  and selling                   c    172,969                          17,561,962
                                                                     -----------

     OPERATING INCOME (LOSS)                                          (3,476,073)

Interest income/Other income
  (expense)                                                              421,068
Interest expense                   2,585,115                          (3,400,929)
Equity in loss of JV            e                                       (131,897)
Provision for (benefit from)
  income taxes                  f  1,580,052                                  --
                                  ----------         ----------      -----------

     NET INCOME (LOSS)            $5,379,569         $2,464,974       (6,587,831)
                                  ==========         ==========      ===========

Preferred stock dividends
  earned                                                                (409,705)
                                                                     ===========

     NET INCOME (LOSS)
     ATTRIBUTABLE TO COMMON
     STOCKHOLDERS                                                    $(6,997,536)
                                                                     ===========

BASIC AND DILUTED LOSS
  PER SHARE                                g                         $     (0.36)
                                                                     ===========

Weighted average shares
  outstanding                              g                          19,198,653
                                                                     ===========


           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

        NOTES:
          a =  Eliminate inter company sales

          b = Adjustments to eliminate rent paid to former owner replaced by imputed interest on loan and property taxes on S&W land purchased from seller and to add additional rent to be paid to the owners of the Eaglebrook plant.

          c = Adjustment to reflect increase in amortization expense on the goodwill recorded or to be recorded on the acquisitions of GHE, CPL, CMI, GCI, Trimax, S&W, EB and Brass.

          d = Adjustment for increased depreciation expense on equipment recorded at the higher FMV and decreased depreciation from using longer lives on the Eaglebrook plant and equipment.

          e = Adjustment to reflect increase in interest expense for cash paid and or notes payable issued to consummate the acquisitions, net of debt not assumed or replaced.

          f = Adjustment to eliminate income taxes provided on the separate companies' results. No taxes are provided on the consolidated proforma results due to valuation allowances on NOL carryforwards.

          g = The weighted average shares outstanding used to calculate pro forma income per share is based on the historical average number of common shares outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1997. Common stock equivalents for the period ended December 31, 1997 have been excluded because they are anti-dilutive. There is no difference between primary and fully diluted net income share calculations for period ended December 31, 1998.

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
Soil Remediation of Philadelphia, Inc.
Allied Waste Services, Inc.
3201 South 61st Street
Philadelphia, PA  19153

We have audited the accompanying Combined Balance Sheet of Soil Remediation of Philadelphia, Inc., and Allied Waste Services, Inc. as of December 31, 1998 and the Related Statements of Operations, Retained Earnings and Cash Flows for the year then ended. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc. as of December 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



                                       /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.



April 26, 1999

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
  Cash                                                $    3,984
  Prepaid Expenses                                        43,256
                                                      ----------
     TOTAL CURRENT ASSETS                                                47,240

PROPERTY AND EQUIPMENT:
  Property and Equipment                               4,992,434
  LESS: Accumulated Depreciation                        (293,845)
                                                      ----------
     NET PROPERTY AND EQUIPMENT                                       4,698,589
                                                                     ----------
     TOTAL ASSETS                                                     4,745,829
                                                                     ==========



                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued Real Estate Taxes                           $  214,901
  Other Liabilities                                       24,125
                                                      ----------
     TOTAL CURRENT LIABILITIES                                          239,026

STOCKHOLDERS' EQUITY:
  Common Stock - Authorized 11,000 Shares Issued
  and Outstanding 200 Shares, Stated Value                 2,710
  Additional Paid in Capital                           2,715,057
  Retained Earnings                                    1,789,036
                                                      ----------
     TOTAL STOCKHOLDERS' EQUITY                                       4,506,803
                                                                     ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $4,745,829
                                                                     ==========



SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

SALES                                                           $12,175,629

COST OF SALES                                                     9,484,587

GENERAL AND ADMINISTRATIVE EXPENSES                                 651,378
                                                                -----------
     INCOME FROM OPERATIONS                                       2,039,664

OTHER INCOME:                                                        31,418
                                                                -----------
  Income Before Taxes                                             2,071,082

Income Taxes                                                        476,811
                                                                -----------
     NET INCOME                                                   1,594,271

Retained Earnings - Beginning of Year                               194,765
                                                                -----------

Retained Earnings - End of Period                               $ 1,789,036
                                                                ===========




SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                       $  1,594,271
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
      Depreciation                                                       77,259
      Amortization                                                      (27,065)
      (Increase) Decrease in:
        Receivables                                                   3,330,893
        Prepaid Expenses                                                (31,282)
      Increase (Decrease) in:
        Accounts Payable                                             (1,431,761)
        Other Accrued Liabilities                                      (899,187)
                                                                   ------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                        2,613,128
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                                              (2,886,287)
  Decrease in Pennsylvania Bond                                         245,220
                                                                   ------------
     NET CASH (USED) IN INVESTING ACTIVITIES                         (2,641,067)
                                                                   ------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in Due From Related Companies                              1,055,149
  Decrease in Additional Paid in Capital                             (1,308,483)
                                                                   ------------
     NET CASH (USED) IN FINANCING ACTIVITIES                           (253,334)
                                                                   -------------

DECREASE IN CASH AND CASH EQUIVALENTS                                  (281,273)

  CASH AND CASH EQUIVALENTS

    Beginning                                                           285,257
                                                                   ------------
    Ending                                                         $      3,984
                                                                   ============




SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 1  NATURE OF BUSINESS:

        Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc., (The Company) is engaged in business of remediation services for Petroleum Contaminated Soil through a carefully controlled process in which soil is heated to temperatures whereby the Hydrocarbon Contaminates are volatized and released from the soil. These vapors are then collected and cleaned through air pollution control systems. The resulting clean soil is collected and stored to be used for a variety of purposes, such as backfill, road building, construction, etc. The Company is also in the business of brokering environmental remediation services.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF COMBINATION

        The Accompanying Financial Statements include the following organizations:

             Soil Remediation of Philadelphia, Inc.
             Allied Waste Services, Inc.

        Intercompany Balance Sheet Accounts and Significant Statement of Operations, Inter-company Transactions have been eliminated.

        CASH AND CASH EQUIVALENTS:

        For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of less then three months to be cash equivalents.

        ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS:

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

        USE OF ESTIMATES:

        The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosure of contingencies. Actual results could differ from those results.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

        PROPERTY AND PLANT DEPRECIATION:

        Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective property.

        REVENUE RECOGNITION:

        The Company primarily derives its Revenues from construction contractors specializing in environmental clean up of petroleum contaminated soil. Revenue is recognized when the performance of the remediation process is completed.

NOTE 3  PROPERTY AND EQUIPMENT:

        Property and equipment at December 31, 1998 is summarized as follows:

         Machinery and Equipment                      $2,889,478
         Autos and Trucks                                541,694
         Buildings                                       300,000
         Land                                          1,250,000
         Office Equipment                                 11,262
                                                      ----------
                                                       4,992,434
         LESS: Accumulated Depreciation                  293,845
                                                      ----------
         NET PROPERTY AND EQUIPMENT                   $4,698,589
                                                      ==========

NOTE 4  PREPAID EXPENSES:

        Prepaid Expenses consist of the following at December 31, 1998:

          Insurance                                      $ 9,256.00
          Landfill Costs                                  34,000.00
                                                         ----------
                                                         $43,256.00
                                                         ==========

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 5  OTHER ACCRUED LIABILITIES:

        The Company's Other Accrued Liabilities at December 31, 1998 consist of the following:

                  Accrued Capital Costs                       $24,125.00
                                                              ==========

NOTE 6  FEDERAL AND STATE TAXES:

        At December 31, 1998, the Company had Income of $2,071,082.00. After applying certain net operating loss carry forwards from 1996 and 1997, the Companies 1998 tax expense is $476,811.00.

NOTE 7  COMMON STOCK:

                              SOIL REMEDIATION    ALLIED WASTE
  COMMON STOCK                 OF PHILA., INC.     SERV.INC.      TOTAL
  ------------                 ---------------     ---------     -------
  Authorized Shares                1,000            10,000        11,000
  Issued and Outstanding             100               100           200
  Par or Stated Value             $27.00           $   .10       $ 27.10
  Assigned Value                  $2,700           $ 10.00       $ 2,710


NOTE 8  ADDITIONAL PAID IN CAPITAL:

         Additional Paid in Capital - Beginning                    $4,023,540

        LESS:  Net Assets Distributed to Parent
                   Company (Eastern Environmental
                   Services, Inc.)                                  1,308,483
                                                                   ----------
        Additional Paid in Capital - Ending                        $2,715,057
                                                                   ==========

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 9  COMMITMENTS AND CONTINGENCIES:

        The Company is subject to extensive and changing Federal, State and Local Environmental Laws and Regulations in the Commonwealth of Pennsylvania that have been enacted in response to technological advances and the public concern over environmental issues. The expenditures necessary to comply with environmental laws and regulations are made in the normal course of business. Although the company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations. There is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

NOTE 10 SUBSEQUENT EVENT:

        On December 30, 1998, Brass Investment Co., a Delaware Corporation agreed to purchase one hundred (100%) percent of the outstanding Common Stock of Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc. for approximately $1,400,000.00.

        On January 7, 1999, Brass Investment Co., a Delaware Corporation, agreed to sell one hundred (100%) percent of its outstanding shares of stock to Clean Earth, Inc., a Delaware Corporation, for cash and stock totaling approximately $14,000,000.00.

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
Soil Remediation of Philadelphia, Inc.
Allied Waste Services, Inc.
3201 South 61st Street
Philadelphia, PA  19153

We have audited the accompanying Combined Balance Sheet of Soil Remediation of Philadelphia, Inc., and Allied Waste Services, Inc. as of June 30, 1997 and the Related Statements of Operations, Retained Earnings and Cash Flows for the twelve months then ended. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc. as of June 30, 1997, and the results of its operations and cash flows for the twelve months then ended in conformity with generally accepted accounting principles.



                                        /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.

April 26, 1999

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                                 BALANCE SHEETS
                                 JUNE 30, 1997

                                     ASSETS

CURRENT ASSETS:
  Cash                                                $     1,249
  Accounts Receivable - Trade LESS
    Allowance of $934,496.00                            5,274,278
  Prepaid Expenses                                          7,876
  Refundable Income Taxes                               1,455,103
                                                      -----------
     TOTAL CURRENT ASSETS                                            $ 6,738,506

PROPERTY AND EQUIPMENT:
  Property and Equipment                               12,029,911
  LESS: Accumulated Depreciation                        3,626,046
                                                      -----------
     NET PROPERTY AND EQUIPMENT                                        8,403,865

INTANGIBLE ASSETS:
  Goodwill - (Net)                                      1,020,363
  Other Intangibles (Net)                                 336,333
                                                      -----------
     TOTAL INTANGIBLE ASSETS                                           1,356,696

OTHER ASSETS:

  Pennsylvania Bond                                                      245,220
                                                                     -----------

     TOTAL ASSETS                                                     16,744,287
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable - Trade                              1,888,620
  Accrued Payroll & Payroll Taxes                          41,726
  Due To Related Companies                             11,766,597
                                                      -----------

     TOTAL LIABILITIES                                                13,696,943

STOCKHOLDERS' EQUITY:
  Common Stock - Authorized 11,000 Shares Issued
  and Outstanding 200 Shares, Stated Value                  1,010
  Additional Paid in Capital                              693,990
  Retained Earnings                                     2,352,344
                                                      -----------
     TOTAL STOCKHOLDERS' EQUITY                                        3,047,344
                                                                     -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $16,744,287
                                                                     ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997

SALES                                                           $12,146,375

COST OF SALES                                                    15,014,147

GENERAL AND ADMINISTRATIVE EXPENSES                               1,094,125
                                                                -----------
     (LOSS) FROM OPERATIONS                                      (3,961,897)


Tax Effect on Operating Loss                                      1,588,721
                                                                -----------
     NET LOSS                                                    (2,373,176)

Retained Earnings - Beginning of Year                             4,725,520
                                                                -----------
Retained Earnings - End of Period                               $ 2,352,344
                                                                ===========




SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                 $(2,373,176)
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
      Depreciation                                                      909,835
      Amortization                                                       89,490
      (Increase) Decrease in:
        Receivables                                                  (3,539,725)
        Prepaid Expenses                                                 (7,876)
        Refundable Income Taxes                                      (1,455,103)
      Increase (Decrease) in:
        Accounts Payable                                              1,719,279
        Accrued Payroll and Payroll Taxes                                41,726
                                                                    -----------
     NET CASH USED BY OPERATING ACTIVITIES                           (4,615,550)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                                                 (12,856)
  Payments For Costs Over Assets Acquired                            (1,044,464)
  Sale of Equipment                                                      52,000
                                                                    -----------

     NET CASH (USED) IN INVESTING ACTIVITIES                         (1,005,320)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in Due to Related Companies                                4,936,119
  Proceeds From Issuance of Common Stock                                685,000
                                                                    -----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                        5,621,119
                                                                    -----------

INCREASE IN CASH AND CASH EQUIVALENTS                                       249

  CASH AND CASH EQUIVALENTS

    Beginning                                                             1,000
                                                                    -----------
    Ending                                                          $     1,249
                                                                    ===========




SEE NOTES TO FINANCIAL STATEMENTS.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

NOTE 1  NATURE OF BUSINESS:

        Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc., (The Company) is engaged in business of remediation services for Petroleum Contaminated Soil through a carefully controlled process in which soil is heated to temperatures whereby the Hydrocarbon Contaminates are volatized and released from the soil. These vapors are then collected and cleaned through air pollution control systems. The resulting clean soil is collected and stored to be used for a variety of purposes, such as backfill, road building, construction, etc. The Company is also in the business of brokering environmental remediation services.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF COMBINATION

        The Accompanying Financial Statements include the following organizations:

                          Soil Remediation of Philadelphia, Inc.
                          Allied Waste Services, Inc.

        Intercompany Balance Sheet Accounts and Significant Statement of Operations, Inter-company Transactions, have been eliminated.

        CASH AND CASH EQUIVALENTS:

        For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of less then three months to be cash equivalents.

        ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS:

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

        USE OF ESTIMATES:

        The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosure of contingencies. Actual results could differ from those results.

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

            PROPERTY AND PLANT DEPRECIATION:

            Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective property.

            REVENUE RECOGNITION:

            The Company primarily derives its Revenues from construction contractors specializing in environmental clean up of petroleum contaminated soil. Revenue is recognized when the performance of the remediation process is completed.

            INTANGIBLE ASSETS:

            Intangible Assets consist primarily of the cost of purchasing the Company in excess of the market value of the net assets acquired ("Goodwill") and the costs incurred in acquiring the Federal, State and Local permits necessary to operate a soil remediation facility within the City of Philadelphia and Commonwealth of Pennsylvania. Goodwill is being amortized on a straight line basis over a period of forty (40) years. All other intangible assets are being amortized over ten (10) years on a straight line basis.

NOTE 3  PROPERTY AND EQUIPMENT:

        Property and equipment at June 30, 1997 is summarized as follows:

                  Machinery and Equipment                     $ 8,334,229
                  Autos and Trucks                                390,653
                  Buildings and Site Improvements               1,283,068
                  Land                                          2,000,000
                  Office Equipment                                 21,961
                                                              -----------
                                                               12,029,911

                  LESS: Accumulated Depreciation                3,626,046
                                                              -----------
                  NET PROPERTY AND EQUIPMENT                  $ 8,403,865
                                                              ===========

NOTE 4  INTANGIBLE ASSETS:

        A Summary of Intangible Assets and Accumulated Amortization at June 30, 1997, is as follows:

                                                  ACCUMULATED       NET
                    ASSET                COST    AMORTIZATION   BOOK VALUE
                    -----            ----------  ------------   ----------
                  Goodwill           $1,044,464   $  24,101      $1,020,363
                  Permit Costs          658,277     321,944         336,333
                                     ----------   ---------      ----------
                                     $1,702,741     346,045      $1,356,696
                                     ==========   =========      ==========

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

NOTE 5  PENNSYLVANIA BOND:

        The Pennsylvania Department of Environmental Resources requires the posting of a bond before issuing the necessary permit to operate a soil remediation facility within the Commonwealth of Pennsylvania. The bond is to insure that any environmental contamination is cleaned up when the Company ceases operation of the soil remediation facility. In August 1992, the Company posted a $245,220.00 bond. The Bond is refundable when the soil remediation plant ceases operation and the site has been cleaned up to the satisfaction of the Pennsylvania Department of Environmental Resources.

NOTE 6  DUE TO RELATED PARTIES:

        Soil Remediation of Philadelphia, Inc. is a wholly owned subsidiary of U.S.A. Waste Services, Inc. The Company transferred funds to certain other wholly owned subsidiaries of U.S.A. Waste Services, Inc. The net affect of the related company transactions is as follows:

                   U.S.A. Waste Services, Inc.                 $11,766,597.00
                                                               ==============
NOTE 7  PREPAID EXPENSES:

        Prepaid Expenses consist of the following at June 30, 1997:

                   Insurance                                   $7,876.00
                                                               =========


NOTE 8  FEDERAL AND STATE TAXES:

        At June 30, 1997, the Company had a net operating loss for Federal income tax purposes of approximately $4,125,000.00. The net operating loss carry back and or forward results in a tax benefit of approximately $1,455,103.00.

NOTE 9  COMMON STOCK:

                                       SOIL REMEDIATION   ALLIED WASTE
           COMMON STOCK                 OF PHILA., INC.     SERV.INC.    TOTAL
           ------------                 ---------------     ---------    -----
             Authorized Shares              1,000            10,000      11,000
             Issued and Outstanding           100               100         200
             Par or Stated Value           $10.00            $  .10     $ 10.10
             Assigned Value                $1,000            $10.00     $ 10.10

                     SOIL REMEDIATION OF PHILADELPHIA, INC.
                          ALLIED WASTE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

NOTE 10 COMMITMENTS AND CONTINGENCIES:

        The Company is subject to extensive and changing Federal, State and Local Environmental Laws and Regulations in the Commonwealth of Pennsylvania that have been enacted in response to technological advances and the public concern over environmental issues. The expenditures necessary to comply with environmental laws and regulations are made in the normal course of business. Although the company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations. There is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

NOTE 11 SUBSEQUENT EVENT:

        On August 20, 1997, Eastern Environmental Services, Inc. a Delaware Corporation, purchased all of the assets of Soil Remediation of Philadelphia, Inc. in exchange for 270,000 shares of Eastern Environmental Services, Inc. Common Stock, which had a market value of $19.5/share and a restricted value of $15.625/share on date of purchase.

        On December 30, 1998, Brass Investment Co., a Delaware Corporation agreed to purchase one hundred (100%) percent of the outstanding Common Stock of Soil Remediation of Philadelphia, Inc. and Allied Waste Services, Inc. for approximately $1,400,000.00.

        On January 7, 1999, Brass Investment Co., a Delaware Corporation, agreed to sell one hundred (100%) percent of its outstanding shares of stock to Clean Earth, Inc., a Delaware Corporation, for cash and stock totaling approximately $14,000,000.00.





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